SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

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                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 12, 1995

                        NEW JERSEY RESOURCES CORPORATION
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             (Exact name of registrant as specified in its charter)






         New Jersey                    1-8359                   22-2376465
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(State or other jurisdiction         (Commission               (IRS Employer
     of incorporation)               File Number)            Identification No.)


  1415 Wyckoff Road, Wall, New Jersey                           07719
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(Address of principal executive offices)                      (Zip Code)



                                 (908)938-1480
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              (Registrant's telephone number, including area code)

Item 5. Other Items

     On October 12, 1995, New Jersey Resources Corporation (NJR) announced that its subsidiary, Commercial Realty & Resources Corp.(Commercial Realty) had executed a contract to sell a substantial portion of its developed real estate assets to Cali Realty Acquisition Corp., a subsidiary of Cali Realty Corporation. The planned sale is part of NJR's previously disclosed strategy to realign its asset base more closely with its core energy business.

     The transaction includes the sale of approximately 582,000 square feet of space, representing over 60 percent of Commercial Realty's office and flex space in business parks in Monmouth and Atlantic Counties, New Jersey. The all-cash sale price is $52,650,000. The contract contains certain conditions to closing, and Commercial Realty will remain subject to certain indemnity and other obligations with respect to the property sold.

     After the closing of the transaction, NJR expects to apply the sale proceeds against outstanding debt incurred for developing the real estate assets. NJR's earnings from continuing operations will not be materially affected by the planned sale.

     Beyond the sale of the office and flex buildings, the transaction includes options to Cali to purchase approximately 144 acres of undeveloped land generally adjacent to the office properties. NJR is currently pursuing alternatives for its remaining real estate assets.

     Cali Realty Corporation is a self-administered, self-managed real estate investment trust (REIT) with corporate headquarters in Cranford, New Jersey.


                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                         NEW JERSEY RESOURCES CORPORATION



Date: October 12, 1995                   By: /s/ LAURENCE M. DOWNES
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                                                 Laurence M. Downes
                                          President and Chief Executive Officer